Exhibit 10.2

NOTE: Certain identified information has been excluded from this exhibit and replaced with “[***]” because it is both (i) not material and (ii) the type of information the Company treats as private or confidential.

Business Development Agreement

EFFECTIVE DATE: April 1, 2026

TERM: 3 Years (April 1, 2026 — March 31, 2029)

TOTAL AGREEMENT VALUE: USD 3,000,000

This Business Development Agreement (hereinafter the “Agreement”) is entered into as of April 1, 2026 (the “Effective Date”), by and between:

1. UTIME LIMITED, UTime Limited, a Cayman Islands exempted company (hereinafter referred to as the “Company”);

2. Keru JIANG (individual, independent business development partner), with valid passport [***] (hereinafter referred to as the “BD Partner”).

The above two parties are collectively referred to as the “Parties”.

RECITALS

WHEREAS, the Company is a U.S.-listed enterprise mainly engaged in smart hardware, consumer electronic products, mobile accessories, digital lifestyle solutions and cross-border global retail and distribution business, with a core strategic goal of accelerating market penetration and commercial layout in Southeast Asia;

WHEREAS, the Company intends to launch long-term localized business development, product landing and channel expansion in Southeast Asian markets;

WHEREAS, the BD Partner possesses abundant Southeast Asian local industry resources, channel resources, market operation experience and industry insight, and is capable of providing professional, localized and executable business development services for the Company’s Southeast Asian business layout;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

1. TERM OF AGREEMENT

1.1 This Agreement shall commence on April 1, 2026 and expire on March 31, 2029, with a fixed term of three (3) full years.

1.2 This Agreement may only be terminated early by mutual written consent of both Parties or in accordance with the default and termination clauses stipulated herein.

2. SCOPE OF BUSINESS DEVELOPMENT SERVICES

The BD Partner shall act as an independent business development partner of the Company, focusing on Southeast Asian markets (Indonesia, Malaysia, Thailand, Singapore, Philippines, Vietnam and other emerging Southeast Asian markets), to provide full-cycle localized business development services matching the Company’s smart hardware and consumer electronics business. The specific scope is as follows:

2.1 Southeast Asia Market Expansion & Channel Layout

The BD Partner shall assist the Company in completing localized market entry and commercial layout in Southeast Asia, including screening, docking and negotiating with local distributors, offline retail channels, mainstream e-commerce platforms, brand agents and industrial chain cooperation resources; formulating regional market entry strategies, channel distribution systems and regional market expansion roadmaps; sorting out local industry policies, import and export compliance rules, product certification standards and tariff policies applicable to the Company’s electronic products, to support the Company’s long-term localized operation in Southeast Asia.

2.2 New Product Localization Introduction & Market Promotion

Based on the consumption habits, market preferences and competitive landscape of Southeast Asian consumers, the BD Partner shall provide localized optimization suggestions for the Company’s new smart hardware and consumer electronic products, including product positioning, function adaptation, pricing strategy and packaging localization; formulate targeted new product launch plans, offline and online promotion schemes, KOL/channel marketing plans, and assist the Company in completing new product landing, market popularization and sales conversion in the Southeast Asian market.

2.3 Industry Information Update & In-Depth Market Research

The BD Partner shall conduct long-term tracking and research on the Southeast Asian consumer electronics and smart hardware market, regularly output market demand analysis, competitor dynamic research, regional price trend reports, hot product tracking and consumer preference data; continuously update local industry trends, supply chain changes and market risk information, and provide accurate and actionable market data and decision-making suggestions for the Company’s product iteration and market strategy adjustment.

2.4 Strategic Business Support & Resource Matching

The BD Partner shall provide temporary strategic business consultation according to the Company’s business needs, assist in docking high-quality local industry resources, business cooperation parties and market operation resources, participate in the Company’s Southeast Asian business progress meetings, and provide professional suggestions for the Company’s regional business adjustment and strategic layout optimization.

2.5 The BD Partner is an independent external business development partner, not an employee, agent or legal representative of the Company. No labor relationship, agency relationship or joint venture relationship is formed hereby.

3. SERVICE FEE & PAYMENT TERMS

3.1 The total business development service fee for the three-year term of this Agreement is US Dollars Three Million Only (USD 3,000,000), which is the full consideration for all business development services stipulated in this Agreement.

3.2 The total service fee covers all labor costs, resource docking costs, research costs and basic service costs of the BD Partner for completing the agreed business development services. Pre-approved reasonable market promotion expenses and channel operating expenses may be reimbursed separately with valid vouchers and written confirmation from the Company.

4. RIGHTS AND OBLIGATIONS OF THE BD PARTNER

4.1 The BD Partner shall perform all service obligations in good faith and professionally, ensure that the service content is true, effective and in line with the Company’s Southeast Asian business development goals.

4.2 The BD Partner shall submit regular business progress reports and market research reports as required by the Company, and timely feedback on market risks, channel progress and product promotion effects.

4.3 The BD Partner shall not arbitrarily disclose the Company’s unlisted business plans, product roadmaps, channel strategies and other core business information to any third party.

4.4 The BD Partner shall not represent the Company to sign any binding commercial contract or make any financial commitment without the Company’s official written authorization.

5. RIGHTS AND OBLIGATIONS OF THE COMPANY

5.1 The Company shall pay the service fees in full and on time in accordance with the agreement.

5.2 The Company shall provide the BD Partner with necessary official product information, business introduction and reasonable business support required for service development.

5.3 The Company has the right to supervise the service progress, evaluate the service effect, and put forward optimization requirements for business development work.

6. CONFIDENTIALITY

6.1 Both parties shall keep confidential all non-public commercial information involved in the cooperation, including but not limited to business plans, product data, channel resources, service fees, market research results and internal strategic information of the listed company.

6.2 The confidentiality obligation shall remain valid for 3 years after the termination of this Agreement. The BD Partner shall not use the Company’s confidential information for personal gain or third-party cooperation.

7. INTELLECTUAL PROPERTY RIGHTS

7.1 All work results generated by the BD Partner for the Company’s exclusive cooperation under this Agreement, including market research reports, channel layout plans, promotion plans and strategic analysis documents, shall be the exclusive intellectual property of the Company.

7.2 The BD Partner shall not reuse, copy or authorize any third party to use the above exclusive work results without the written consent of the Company.

8. COMPLIANCE & LISTING REGULATION ADAPTATION

8.1 Both parties confirm that this cooperation complies with the US securities market disclosure rules and listed company operation specifications. The cooperation transaction is a normal commercial business development transaction, without any illegal benefit transfer or non-compliant arrangement.

8.2 The BD Partner shall abide by anti-bribery, anti-corruption and cross-border business compliance laws of the United States, China and Southeast Asian target markets during the cooperation period.

9. TERMINATION & DEFAULT

9.1 If either party seriously breaches this Agreement and fails to correct within 30 days after receiving the written notice of correction, the other party has the right to terminate this Agreement in advance and claim corresponding losses.

9.2 In case of early termination due to the BD Partner’s default, the Company has the right to deduct the corresponding service fee; in case of early termination due to the Company’s default, the Company shall settle the completed service fee in full.

10. GOVERNING LAW & DISPUTE RESOLUTION

10.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

10.2 Any dispute arising out of or in connection with this Agreement shall be settled through friendly negotiation; if negotiation fails, both parties shall submit the dispute to the arbitration institution agreed by both parties for arbitration.

11. MISCELLANEOUS

11.1 This Agreement constitutes the entire agreement between the two parties with respect to the subject matter of cooperation, superseding all prior oral and written agreements.

11.2 Any modification and supplement to this Agreement shall be made in writing and signed by both parties, which shall have the same legal effect as this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Business Development Agreement as of the Effective Date first written above.

UTIME LIMITED (COMPANY)

Authorized Signature:	/s/ Bao Minfei
Address: 7th Floor
Building 5A, Shenzhen Software Industry Base
Nanshan, Shenzhen, PRC
Date: __________________________

BD PARTNER: Keru JIANG

Signature:	/s/ Keru JIANG
[***]
Date: April 1, 2026